UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2010
BERKSHIRE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 443-5601
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On April 21, 2010, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank, announced: (1) its financial results for the quarter ended March 31, 2010; and (2) the declaration of a quarterly dividend of $.16 per share. The press release containing these announcements is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2010, Berkshire Hills Bancorp, Inc. and David B. Farrell entered into a separation agreement and release (“Separation Agreement”) and a non-solicitation and non-competition agreement (“Non-Solicitation Agreement”) in connection with Mr. Farrell’s resignation as President of Berkshire Insurance Group, Inc. The Separation Agreement provides for a payment to Mr. Farrell of $125,000 in exchange for a release of claims against Berkshire Hills Bancorp, Inc., Berkshire Bank or Berkshire Insurance Group, Inc., and their affiliates and subsidiaries. Under the Non-Solicitation Agreement, Mr. Farrell must refrain from competing with, or soliciting clients or employees of, Berkshire Insurance Group, Inc. through October 30, 2010.
The foregoing descriptions of the Separation Agreement and the Non-Solicitation Agreement are qualified in their entirety by reference to the copies of such agreements that are included as Exhibits 10.1 and 10.2 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement

10.2	Non-Solicitation and Non-Competition Agreement

99.1	Press Release dated April 21, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: April 22, 2010	By:	/s/ Kevin P. Riley
Michael P. Daly
President and Chief Executive Officer